Exhibit 13.1

CERTIFICATION

PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Annual Report of China Networks International Holdings Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Li Shuangqing, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Li Shuangqing
Name:	Li Shuangqing
Title:	Chief Executive Officer
(Principal Executive Officer)
Date:	August 15, 2019

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this annual report or as a separate disclosure document.